JOINING LENDER AGREEMENT

This JOINING LENDER AGREEMENT, dated as of May 26, 2011 (this “Joining Lender Agreement”), is made by and among ThermaClime, L.L.C. (“ThermaClime”), Cherokee Nitrogen Holdings, Inc., Northwest Financial Corporation, Chemex I Corp., Cherokee Nitrogen Company, ClimaCool Corp., ClimateCraft, Inc., Climate Master, Inc., EDC Ag Products Company L.L.C., El Dorado Chemical Company, International Environmental Corporation, Koax Corp., LSB Chemical Corp., The Climate Control Group, Inc., ThermaClime Technologies, Inc., Trison Construction, Inc., and XpediAir, Inc. (each of the foregoing, a “Borrower”, and collectively, the “Borrowers”), LSB Industries, Inc. (the “Parent”), Consolidated Industries Corp. (“Consolidated Industries”), Banc of America Leasing & Capital, LLC, as Administrative Agent, and MassMutual Asset Finance LLC (the “Joining Lender”).  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended and Restated Loan Agreement (as defined in Preliminary Statement I hereof), and the general interpretive provisions of Section 1.02 of the Amended and Restated Loan Agreement are hereby incorporated by reference into this Joining Lender Agreement.

RECITALS

I.           The Borrowers, the Parent, Consolidated Industries, the Administrative Agent, Banc of America Leasing & Capital, LLC, as Collateral Agent, and Bank of Utah, as Payment Agent, are parties to that certain Amended and Restated Term Loan Agreement, dated as of March 29, 2011, as amended by that certain Amendment Number One to the Amended and Restated Term Loan Agreement, dated as of April 21, 2011 (as so amended, and as may be further amended, supplemented, amended and restated, or otherwise modified from time to time, the “Amended and Restated Loan Agreement”).

II.           The Joining Lender is an Eligible Assignee.

III.           The Amended and Restated Loan Agreement requires, inter alia, that each Joining Lender execute and deliver to the Payment Agent this Joining Lender Agreement.

IV.           In light of the direct and indirect benefits to the Joining Lender of the becoming a Term Lender under the Amended and Restated Loan Agreement, the Joining Lender is willing to execute and deliver to the Payment Agent this Joining Lender Agreement.

V.           The Parent, Consolidated Industries, the Borrowers, the Administrative Agent, and the Joining Lender desire to enter into this Joining Lender Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.                      Subsequent Borrowing Date; Facility Increase Amount; and Interest Rate.  The Joining Lender’s Nominal Facility Increase Amount is $7,500,000.00.  On May 26, 2011 (the “Subsequent Borrowing Date”), the Joining Lender will advance $7,500,000.00 (its “Facility

Increase Amount”), in accordance with the terms of Section 2.01(h) of the Amended and Restated Loan Agreement.  The Joining Lender and each Loan Party hereby acknowledge and agree that since the Tranche A Loan that will be made available to the Borrowers by the Joining Lender will be funded during the initial Interest Period, it will bear interest on the outstanding principal amount thereof at same the rate per annum that the existing outstanding Tranche A Loans bear during that initial Interest Period, which rate equals to 3.3075% per annum.  The interest rate that Tranche A Loan made available to the Borrowers by the Joining Lender will bear during each subsequent Interest Period will be determined in accordance with the provisions of the Amended and Restated Loan Agreement.

SECTION 2.                      Joinder.

(a)           The Joining Lender hereby acknowledges, agrees, and confirms that from and after the Subsequent Borrowing Date, it shall be bound by the provisions of the Amended and Restated Loan Agreement and other Loan Documents to which it is bound as a Lender thereunder and, to the extent of the Facility Increase Amount being advanced by it, shall have the obligations of a Lender thereunder.

(b)           The Amended and Restated Loan Agreement is hereby amended to add the Joining Lender as a “Lender” thereunder, and each reference therein to the “Lenders” or any of them is deemed to include or be applicable to, as relevant, the Joining Lender.

SECTION 3.                      Representations, Warranties, Agreements, Etc.

(a)           The Joining Lender represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Joining Lender Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Amended and Restated Loan Agreement, (ii) it meets all the requirements to be an assignee under the definition of “Eligible Assignee”, (iii) it is sophisticated with respect to decisions to advance its Facility Increase Amount and either it or the Person exercising discretion in making its decision to advance its Facility Increase Amount is experienced in providing financings of that type, (iv) it has received a copy of the Amended and Restated Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Joining Lender Agreement and to advance its Facility Increase Amount, (v) it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Joining Lender Agreement and to advance its Facility Increase Amount, and (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Amended and Restated Loan Agreement, duly completed and executed by it.

(b)           The Joining Lender agrees that (i) it will, independently and without reliance upon any Agent, the Arranger, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform, in accordance with their terms, all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(c)           The Joining Lender acknowledges that it has reviewed and approved a copy of each of the proposed revised Schedules 2.01 and 2.03 to the Amended and Restated Loan Agreement.

(d)           The Loan Parties hereby acknowledge and agree that this Joining Lender Agreement shall be deemed to be a “Loan Document”.

SECTION 4.                      Effect of this Joining Lender Agreement; No Waiver.  Except as amended or modified hereby, all of the terms and provisions of the Amended and Restated Loan Agreement shall remain in full force and effect.  On and after the date hereof, any reference in the Amended and Restated Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Amended and Restated Loan Agreement as modified by this Joining Lender Agreement.  The execution, delivery, and effectiveness of this Joining Lender Agreement shall not operate as a waiver of any power, remedy, or right of any Agent or any Lender, or constitute a waiver of any provision of, or any past or future noncompliance with, any of the Loan Documents or any other documents, instruments, and agreements executed or delivered in connection therewith, and shall not operate as a consent to any further or other matter under the Loan Documents.  The Joining Lender expressly agrees and understands that by entering into and performing its obligations hereunder, this Joining Lender Agreement shall not constitute a novation, and shall in no way adversely affect or impair the priority of Liens of the Collateral Agent on the Collateral.

SECTION 5.                      Governing Law.  This Joining Lender Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

SECTION 6.                      Counterparts.  This Joining Lender Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Joining Lender Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

THERMACLIME, L.L.C.,
an Oklahoma limited liability company

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

CHEROKEE NITROGEN HOLDINGS, INC.,
an Oklahoma corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

NORTHWEST FINANCIAL CORPORATION,
an Oklahoma corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

CHEMEX I CORP.,
an Oklahoma corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

CHEROKEE NITROGEN COMPANY,
an Oklahoma corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

CLIMACOOL CORP.,
an Oklahoma corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

CLIMATECRAFT, INC.,
an Oklahoma corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

CLIMATE MASTER, INC.,
a Delaware corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

EL DORADO CHEMICAL COMPANY,
an Oklahoma corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

INTERNATIONAL ENVIRONMENTAL
CORPORATION, an Oklahoma corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

KOAX CORP., an Oklahoma corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

LSB CHEMICAL CORP.,
an Oklahoma corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

THE CLIMATE CONTROL GROUP, INC.,
an Oklahoma corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

THERMACLIME TECHNOLOGIES, INC.,
an Oklahoma corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

TRISON CONSTRUCTION, INC.,
an Oklahoma corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

XPEDIAIR, INC., an Oklahoma corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

GUARANTORS:

LSB INDUSTRIES, INC.,
a Delaware corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

CONSOLIDATED INDUSTRIES CORP.,
an Oklahoma corporation

By: /s/ Tony M. Shelby
Name: Tony M. Shelby
Title: Vice President

ADMINISTRATIVE AGENT:

BANC OF AMERICA LEASING & CAPITAL, LLC,
not in its individual capacity but solely as Administrative Agent

By: /s/ Albert Z. Norona
Name: Albert Z. Norona
Title: Senior Vice President

JOINING LENDER:

MASSMUTUAL ASSET FINANCE LLC

By: /s/ John F. Pedro
Name: John F. Pedro
Title: Senior Vice President